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                                                                   EXHIBIT 10.11

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of the 15th day of January, 1998, by and between Edify Corporation ("Client") and DRH Strategic Consulting Inc. ("Consultant").

     WHEREAS, Consultant serves as an advisor on financial services businesses and employs or engages persons with significant experience and special abilities relating to Client's business; and

     WHEREAS, Client desires to retain the services of Consultant and Consultant desires to be retained by Client to provide services as an independent contractor.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained, the parties hereby agree as follows:

     1.   Retention of Consultant and Services to be Performed.

          1.1 Client hereby retains Consultant for the Term of this Agreement (as hereinafter defined), and Consultant hereby accepts such retention by Client. The services performed by Consultant's duties shall be as set forth in Schedule A and, subject to any limitations set forth in Schedule A, such services shall be performed at such reasonable times and places as Consultant and Client shall mutually agree.

          1.2 Consultant shall make available to Client the services of Donald R. Hollis, its President ("Hollis"), for the performance of Consultant's obligations under this Agreement.

     2.   Term and Termination.

          2.1 Unless earlier terminated as provided in paragraph 2.2, the term of this Agreement (the "term") shall be as set forth in Schedule A hereto.

          2.2 The Agreement may be terminated prior to expiration of the Term as follows:

          (a)  Upon the death of Hollis;

          (b) By Client in the event that Hollis is unable, by reason of physical or mental disability, to perform the services contemplated by this Agreement for a period of more than 30 days in any 6-month period;

          (c) By Client in the event that Consultant fails to perform its obligations under this Agreement and does not cure such failure within 30 days of receipt of written notice thereof from Client;

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          (d)  By Consultant in the event that Client fails to perform its obligations under this Agreement and does not cure such failure within 30 days of receipt of written notice therefrom from Consultant;

          (e)  By Client upon 3 months prior written notice to Consultant;

          (f) By Consultant upon 45 days prior to written notice to Client in the Consultant determines to cease operating its business, or

          (g)  By mutual written agreement of the parties.

Nothing in this paragraph 2.2 shall prevent Consultant from suspending the performance of its services under this Agreement, without being deemed to be in breach of its obligations hereunder, in the event that Client fails to pay when due the compensation specified in paragraph 3.

     3.   Compensation.

          3.1 During the term of this Agreement, Consultant shall receive from Client the compensation payable as set forth on Schedule A hereto.

          3.2 Upon termination of this Agreement, Consultant shall be entitled to any compensation earned by Consultant to the date of termination, and no portion of the current installment of any retainer payment shall be refundable unless the Agreement was terminated due to a breach by Consultant.

     4. Reimbursement of Expenses. Consultant shall be entitled, upon submission of detailed invoices, to reimbursement of travel and other expenses reasonably incurred in connection with Consultant's services. Payment shall be due within 15 days of invoice submission.

     5. Cooperation. Client agrees to cooperate with Consultant to the extent necessary for Consultant to perform the services hereunder, including providing Consultant with necessary information, including internal documents and background reports related to Client's business, plans and strategies.




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     6.   Confidentiality.

          6.1 Consultant recognizes and acknowledges that the business of Client is highly competitive and that, by reason of its engagement, Consultant may have access to confidential and proprietary information regarding Client, including information provided pursuant to paragraph 5. Consultant hereby agrees not to disclose or use for the benefit of anyone other than Client any such confidential or proprietary information.

          6.2 The provisions of paragraph 6.1 shall survive for a period of 3 years after the termination of this Agreement.

          6.3 The provisions of Section 6.1 shall not apply to any information which (a) is, at the time of disclosure to Consultant, a part of the public domain or thereafter becomes a part of the public through no violation of this Agreement, (b) was available to Consultant on a non-confidential basis prior to its disclosure to Consultant by Client, (c) becomes available to Consultant on a non-confidential basis from a source other than Client, provided that such source is not bound by a confidentiality agreement with Client or an affiliate of Client, or (d) is required to be disclosed in a filing required by law or as otherwise contemplated by paragraph 6.4 below.

          6.4 If Consultant is required, in any civil or criminal legal proceeding or any regulatory proceeding or any similar process or pursuant to any request of a regulatory authority having jurisdiction over Consultant, to disclose any propriety and confidential information, the Consultant shall give to Client prompt notice of such request so that Client may seek an appropriate protective order or waive Consultant's compliance with the provisions of this Agreement; provided, however, that in the absence of a protective order or the receipt of waiver hereunder, Consultant is nonetheless, in the opinion of its counsel, compelled to disclose such information to any tribunal or else stand liable for contempt or suffer any other censure or penalty, Consultant may disclose such information to such tribunal without liability hereunder.

     7.   Independent Contractor.

          7.1 For all purposes of this Agreement, Consultant is an independent contractor and not an employee, agent, partner or joint venturer of or with the Client. Consultant acknowledges and agrees that, except as otherwise expressly authorized by Client, it shall have no power to bind Client, or to assume or to create, any contract or agreement on behalf of Client or in Client's name.

          7.2 Consultant shall be responsible for the payment of all federal, state and local taxes payable with respect to any compensation paid to Consultant hereunder.

          7.3 Should Consultant engage other persons to assist Hollis in the performance of Consultant's services hereunder, Consultant shall be solely responsible for the compensation of such persons and for any tax withholding and payroll taxes required in connection with such compensation.


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          7.4  Consultant hereby agrees that any written work product produced on Client's behalf shall be deemed a "rider", which shall become the property of the Client.

     8.   Other Activities During the Term of this Agreement.

          8.1 This Agreement shall not be deemed or construed to require Consultant to devote its full time and attention to the performance of services hereunder nor to constitute an exclusive engagement of Consultant or Hollis. Subject to the restrictions, if any, contained in Schedule A hereto, Consultant and Hollis may undertake or engage in other activities during the term of this Agreement, provided such other activities do not interfere with the performance of Consultant's duties and obligations hereunder.

          8.2 Client shall not be precluded from engaging other consultants to perform services for Client, which may be similar to services performed by Consultant hereunder.

     9. Additional Terms. The parties may set forth such additional terms and conditions as they mutually agree upon in Schedule A hereto.

     10. Assignment. As a personal services contract, this Agreement is not assignable by Consultant, but it may be assigned by Client to, and it shall be binding upon and inure to the benefit of, any personal or entity succeeding to all or substantially all of the business or assets of the Client.

     11. Interpretation. It is the intent of the parties that in case of any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of the Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions has never been contained herein. Moreover, it is the intent of the parties that in case any of the provisions contained in the Agreement shall be held to be excessively broad or, for any reason, such provisions shall be construed by limiting and reducing it as determined by a court of competent jurisdiction, so as to make it enforceable to the extent compatible with applicable law.

     12. Notices. All notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered in person, by facsimile, or by registered or certified mail, return receipt requested, addressed as provided on Schedule B hereto or to such other address as either party may notify the other in writing.

     13. Complete Agreement; Amendments. This Agreement, including Schedule A hereto, contains the entire agreement and understanding of the parties with respect to the subject matter of the Agreement, and no representations, promises, agreements or understandings, written or oral, not contained herein shall be of any force or effect. No change, modification, or waiver of any provision of this Agreement shall be valid or binding unless it is writing dated subsequent to the date thereof, and signed by the party intended to be bound.


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     14.  Headings. The headings of the paragraphs herein are for the purposes of reference only and in no way shall limit, define or otherwise affect the provisions hereof.

     15. Counterparts. This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

     16. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois, without regard to the provisions thereof respecting the conflict of laws.

     IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date first written above.


                                        DRH STRATEGIC CONSULTING, INC.

                                        By: /s/       DONALD R. HOLLIS
                                            ------------------------------------
                                                         President

                                                    EDIFY CORPORATION
                                            ------------------------------------
                                                          Client

                                        By: /s/          [SIG]
                                            ------------------------------------
                                        Its: Director of Legal Affairs


     The undersigned, Donald R. Hollis, individually acknowledges and agrees to provide consulting services to Client under the foregoing Consulting Agreement and to comply with and be bound by the terms and conditions of the foregoing Consulting Agreement.

                                            /s/      DONALD R. HOLLIS
                                            ------------------------------------
                                                     Donald R. Hollis




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                                   SCHEDULE A
                                       TO
                              CONSULTING AGREEMENT

1A.  Services to be Performed.

(a)  Description of Services:

     Consultant to provide market insight, reaction to strategy, technology and product plans, and assistance in conveying to customers/ prospects Client's strengths.

(b)  Locations and Amount of Services:

          Dedicated Services: Ten dedicated days of consulting services per year at (a) Client's place of business or (b) other locations (including the places of business of Client's customers) designated by Client.

          Referral Services: Consultant will be available by phone to provide advice and feedback to Client on a demand basis to queries. There is no limitation to the number of such calls.

(c)  Scheduling:

     The scheduling of consulting services shall be subject to Hollis' availability. Client shall use its best efforts to provide as much advance notice of its scheduling needs as possible, and Consultant and Hollis shall do their best efforts to accommodate such needs.

2A.  Term of Agreement.

     This term of this Agreement shall commence on January 15, 1998 and continue until January 14, 2000.

3A.  Compensation.

(a) Retainer Fees: Client shall pay Consultant retainer of $12,500 at the beginning of each calendar quarter. If more than 10 days are utilized during a year, the incremental daily fee will be $5,000 plus expenses incurred.

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                                      A-1


4A.     RESTRICTIONS ON CONSULTANT'S OTHER ACTIVITIES.

        Consultant hereby agrees that, during the term of this Agreement, it shall not enter into any agreement to provide consulting services to:

                                        1.)  TSAI
                                             ----------------------------------

                                             ----------------------------------

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                                        2.)  Sun Microsystems
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5A.     ADDRESS FOR NOTICE.


If to Consultant:                       If to Client:

DRH Strategic Consulting, Inc.          Edify Corporation
Two First National Plaza                2840 San Tomas Expressway
Suite 620, 6th Floor                    Santa Clara, California 95051
Chicago, Illinois 60603                 Attention: Director of Legal Affairs
                                        Facsimile: (408) 987-2442

                                        Copy To: Director of Legal Affairs
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                                   SCHEDULE B
                                       TO
                              CONSULTING AGREEMENT




1.   ADDRESS FOR NOTICE.


     If to Consultant:                       If to Client:

     DRH Strategic Consulting, Inc.          Edify Corporation
     Two First National Plaza                2840 San Tomas Expressway
     Suite 620                               Santa Clara, California 95051
     Chicago, Illinois 60603-1803            Attention: President and CEO
     Facsimile: (312) 732-5290               Facsimile: (408) 987-2442

                                             Copy To: Director of Legal Affairs